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Exhibit 10.13


                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT made as of this 12 day of June, 1997, by and among TOTAL CONTAINMENT, INC. (the "Company"), a Pennsylvania corporation having its principal office at 422 Business Center, A-130 North Drive, Oaks, Pennsylvania 19456, and John R. Wright, Jr. (the "Executive"), an individual residing at 172 Beaumont Road, Devon, Pennsylvania 19333.

                                   BACKGROUND
                                   ----------

         The Company currently employs the Executive and wishes to formalize such employment by a written agreement. In connection with the foregoing, the Company has agreed to employ the Executive, and the Executive has agreed to accept employment by the Company, on the terms and conditions set forth in this Agreement.

                                   AGREEMENT
                                   ---------

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.   Employment. The Company hereby employs the Executive, as Vice
              ----------
President Operations and the Executive hereby accepts such employment, on the terms and conditions set forth in this Agreement.

         2.   Duties of Employee.
              ------------------

              (a) The Executive shall perform and discharge well and faithfully such duties as an executive officer of the Company as may be assigned to the Executive from time to time by the Board of Directors of the Company (the "Board"). The Executive shall devote his full time attention, and energies to the business of the Company and shall not, during the Employment Period (as defined in Section 3 of this Agreement), be employed or involved in any other business activity, whether or not such activity is pursued for gain, profit, or other pecuniary advantage, without the consent of the Company, which consent shall not be unreasonably withheld.
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              (b)   This Section 2 shall not be construed as preventing the
Executive from investing the Executive's personal assets in businesses (1) which do not compete with the Company or any affiliate of the Company (2) where the form or manner of such investments will not require services on the part of the Executive in the operation of the affairs of the business in which such investments are made, and (3) in which the Executive's participation is solely that of a private investor. Notwithstanding the foregoing, the purchase by the Executive of any class of publicly traded securities of any entity which competes with the Company or any affiliate or subsidiary of the Company, which securities constitute less than 5% of the aggregate securities of such class of such entity, shall not be a violation of clause (1) hereof.

        3.    Term of Agreement; Termination. This Agreement shall continue for
              ------------------------------
a term commencing on the date hereof and terminating on that date which is three
(3) years after the date hereof (the "Employment Period"), provided that on the first and each subsequent anniversary date hereof, and unless any party has given the other party written notice at least one hundred twenty (120) days prior to such anniversary date that such party does not agree to renew this Agreement, the term of this Agreement and the Employment Period shall be deemed renewed for a term ending three (3) years subsequent to such anniversary date, unless sooner terminated in accordance with this Section 3. Notwithstanding the foregoing, this Agreement and the Executive's employment hereunder shall terminate:

              (a) at any time by action of the Board, without cause, upon sixty (60) days' written notice to the Executive;

              (b)   at any time, for Cause, by action of the Board upon thirty
(30) days' written notice to the Executive;

                    (1)   "Cause" shall mean any of the following:

                          (A) the Executive's conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving moral turpitude, or the actual incarceration of the Executive for a period of thirty (30) days or more;


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                          (B)   the Executive's commission or omission of an act
                    or course of conduct constituting willful or intentional misconduct, embezzlement, fraud or malfeasance as to the Company and/or the Executive's employment hereunder;

                          (C) The Executive's material failure to follow the good faith instructions of the Board or Chief Executive or Operating Officer, with respect to the Company or its operations, following notice of such good faith instructions;

                          (D)   the Executive's breach of this Agreement;

                          (E) the Executive's intentional failure to comply in any material respect with the Company's written policies and procedures of which he has actual notice (For purposes of this clause, any failure of the Executive to comply with a particular policy or procedure following written notice to the Executive of a failure to comply with such policy or procedure, and any failure of the Executive to comply with a policy or procedure which has been designated by written notice to the Executive to be of sufficient materiality to the operation supervised by the Executive that such failure, if unintentional, constituted a reckless disregard for such policy or procedure, shall be deemed to be an intentional failure.); or

                          (F) The Executive's failure, whether intentional or unintentional, on two (2) or more occasions during any twelve (12) month period (after the first of which the Executive was notified in writing of such failure) to comply in all material respects with all of the Company's written policies and procedures of which he has actual notice.

            (c) at any time, immediately upon giving the Executive notice of a determination by the Board that the Executive has been incapacitated by accident, sickness, or otherwise so as to


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render the Executive mentally or physically incapable of performing the services required of the Executive under this Agreement for an aggregate of one hundred eighty (180) days or one hundred twenty (120) consecutive days during any period of twelve (12) months, upon the expiration of either such periods or at any time thereafter;

               (d)   immediately upon the Executive's death; or

               (e) at any time by the Executive, upon one hundred eighty (180) days' written notice to the Company;

         4.    Employment Period Compensation.
               ------------------------------

               (a)   Base Salary. For the services rendered by the Executive
                     -----------
under this Agreement, the Company shall pay the Executive a base salary during the Employment Period at the rate of One Hundred Ten Thousand Dollars ($110,000.00) per year, payable bi-monthly. The Board, (or, for purposes of this paragraph 4, the Compensation Committee of the Board) shall, at least annually, review the Executive's base salary for possible increases, although nothing contained herein shall be construed as obligating the Board to increase the Executive's base salary at any time. Notwithstanding the foregoing, in the event that at any time the Company institutes across-the-board salary reductions for substantially all senior executives (excluding those whose salaries are fixed by contract and are not subject to reduction without the consent of the affected executive), the Executive's base salary shall be so reduced. Any and all such increases or decreases in base salary shall be deemed to constitute amendments to this Section 4(a) to reflect the increased or decreased amounts effective as of the dates established by the Board for such increases or decreases in the resolutions authorizing such increases or decreases.

               (b)   Other Benefits. The Executive shall participate in any
                     --------------
qualified or non-qualified retirement plan, insurance, medical and other similar welfare plans as may from time to time be adopted by the Company as and to the extent determined by the Board and in accordance with the terms of any such plan. Other miscellaneous fringe benefits e.g., vacation and expense
                                          ----

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reimbursement, shall be established by Company policy as in effect from time to time with the exception of three (3) weeks vacation annually.

              (c)   Bonuses. The Executive shall be entitled to receive such
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bonuses as may be directed by the Board and which shall be received at the end of each calendar year of the Company, although nothing contained herein shall be construed as obligating the Board to pay any bonuses.

              (d)   Car Allowance. Executive shall be entitled to a car
                    -------------
allowance of Five Hundred Dollars ($500.00) per month.

        5.    Stock Options. During the term of this Agreement, the Executive
              -------------
shall be eligible to participate in the Company's Stock Compensation Plan established January 14, 1994, pursuant to the terms thereof and shall in this connection be entitled to receive such awards under such Plan, if any, as the Stock Compensation Committee of the Board may from time to time determine, in its sole and absolute discretion, to be appropriate. The Executive will be granted 20,000 shares as option at the next Board Meeting at the closing price that day.

        6.    Amounts Due Upon Termination. In the event that this Agreement and
              ----------------------------
the Executive's employment by the Company hereunder is terminated for any reason prior to the expiration of the Employment Period, the Executive shall retain all benefits to which he is entitled under any severance policies of the Company then in effect. In addition:

              (a) Upon termination of this Agreement under Paragraphs 3(b), 3(d) or 3(e), the Executive shall be entitled to any unpaid base salary accrued through the date of termination, but shall be entitled to no bonus or other payments or benefits as described above.

              (b) Upon termination pursuant to Paragraphs 3(a) or 3(c), the Executive shall be entitled to (i) continued payments of base salary for six (6) months or until the Executive's death, whichever occurs first, (less any disability payments received by the Executive, from plans sponsored by the Company, in case of termination for disability).


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              (c)   The Executive hereby agrees that his sole remedy for any
breach by the Company of this Agreement under Section 3(e) shall be to terminate this Agreement hereof and receive payment of amounts then due under Section 6 hereof.

       7.     Covenant Not to Compete.
              -----------------------

              (a) The Executive hereby acknowledges and recognizes the highly competitive nature of the Company's business and accordingly agrees that, during the Employment Period, and for a period of (i) three (3) years following termination of this Agreement under Paragraphs 3(b), 3(c), or 3(e), or (ii) one
(1) year following termination of this Agreement under Paragraph 3(a) the Executive shall not:

                    (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor, or otherwise by any person, firm, corporation, or enterprise engaged, within the restricted territory, in any activity in which the Company is engaged during the Employment Period; or

                    (ii) render financial or other assistance to any person, firm, corporation, or enterprise engaged, within the restricted territory, in any activity in which the Company is engaged during the Employment Period.

              (b) For purposes of this Section 7: (i) the phrases "Company's business" or "activity in which the Company is engaged during the Employment Period" shall be deemed to include, but not be limited to, the design, manufacture, marketing, distribution, engineering, sale and servicing of systems and all components thereof for the conveyance and containment of petroleum or alcohol based motor vehicle or other fuels (including, without limitation, gasoline, gasohol and oil) from underground storage tanks to above ground product dispensers or machinery and equipment which uses such fuels, (ii) the term "restricted territory" shall mean: (A) the United States, including its territories and possessions, (B) Canada, and (C) any other foreign country in which the products of the Company or of any of its subsidiaries are sold during the Employment Period.


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              (c)   Executive, in connection with this Section 7, represents and acknowledges that he is fully familiar with all the existing products and services of the Company, products under development and the general business of the Company.

        8.    No Disclosure of Confidential Information. The Executive
              -----------------------------------------
acknowledges that the Company's trade secrets as they may exist from time to time and confidential information concerning the Company's business, products, technical information, sales activities, procedures, promotion, pricing techniques, customer lists, and credit and financial data concerning customers are valuable, special, and unique assets of the Company, access to and knowledge of which are essential to the performance of the Executive's duties under this Agreement. In light of the highly competitive nature of the industry in which the business of the Company is conducted, the Executive further agrees that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future known by the Executive as a result of employment by the Company shall be considered confidential information. In recognition of this fact, the Executive agrees that the Executive will not, during or after the Employment Period, disclose any of such confidential information, unless required by law, to any person or other entity for any reason or purpose whatsoever, except as necessary in the performance of the Executive's duties as an employee of or consultant to the Company and then only upon execution by the recipient of a written confidentiality agreement in such form and content as requested by the Company from time to time, nor shall the Executive make use of any such confidential information for the Executive's own purposes or for the benefit of any person or other entity (except the Company and its affiliates or subsidiaries, if any) under any circumstances during or after the Employment Period. For purposes of this Section 8, trade secrets and confidential information of the Company shall be deemed to include all trade secrets and confidential information of the Company and its affiliates or subsidiaries.

        9.    Non-solicitation of Employees. In the event that Executive's
              -----------------------------
employment is terminated prior to the expiration of the Employment Period for any reason, the Executive hereby agrees that he shall not solicit or hire any employees of the Company,


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or its affiliates or subsidiaries for a period of three (3) years after such termination.

        10.   Company Right to Inventions. The Executive shall promptly
              ---------------------------
disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information, patent applications and suggestions, relating in any way to products of the Company or any affiliate of the Company or capable of beneficial use by customers to whom products of the Company or any affiliate of the Company are sold (collectively the "Concepts"), which the Executive has in the past, during his employment with the Company, conceived, developed or acquired or which the Employee may conceive, develop or acquire during the Employment Period (whether or not during usual working hours), and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. Therefore, the Executive shall promptly at all times during and after the Employment Period:

              (a) execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper, in the sole opinion of the Company to vest in the Company title to such Concepts and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

              (b) render to the Company at Company's expense all such assistance as it may require in the prosecution of applications for said Concepts or reissues thereof, in the prosecution or defense of interference or infringement which may be declared involving any such Concepts, and in any litigation in which the Company or its affiliates or subsidiaries may be involved relating to any such Concepts.

        11.   Remedies.
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              (a)   The Executive acknowledges and agrees that the Company's
remedy at law for a breach or threatened breach of the provisions of Section 7, 8, 9 or 10 of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Executive of any of the


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provisions of Section 7, 8, 9 or 10 of this Agreement, it is agreed that, in addition to any remedy at law, the Company shall be entitled to request equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available, and the Executive agrees not to oppose such request on the grounds that equitable relief is not appropriate. Nothing herein contained shall be construed to preclude any other remedies available to Company for such breach or threatened breach. If the Company is obliged to resort to the Courts for the enforcement of any of the covenants or agreements contained in Sections 7, 8, 9 or 10 of this Agreement, or if such covenants or agreements are otherwise the subject of litigation between the parties, then the terms of such covenants and agreements shall be extended for a period of time equal to the period of such breach, which extension shall commence on the latter of (1) the date on which the original (unextended) term of such covenants and agreements is scheduled to terminate or (2) the date of the final court order (without further right of appeal) enforcing such covenant or agreement.

              (b) It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in Sections 7, 8, 9 and 10 of this Agreement reasonable for the purposes of preserving for the Company, and its affiliates or subsidiaries, their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time, territory or any other restriction contained in Sections 7, 8, 9 and 10 of this Agreement is an unreasonable or otherwise unenforceable restriction against the Executive, the provisions of Sections 7, 8, 9 and 10 of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

        12.   Notices. Any notice required or permitted under this Agreement
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shall be sufficient if it is in writing and shall be deemed given (i) at the time of personal delivery to the addressee, or (ii) at the time sent in the U.S. mail, postage prepaid,


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certified mail, with return receipt requested, addressed as follows:

                  If to the Executive:

                                    John R. Wright, Jr.
                                    172 Beaumont Road
                                    Devon, PA  19333


                  If to the Company:

                                    Total Containment, Inc.
                                    422 Business Center
                                    A-130 North Drive
                                    P.O. Box 939
                                    Oaks, PA  19456

                  With a copy to:

                                    Steven G. Brown, Esquire
                                    Petrikin, Wellman, Damico, Carney & Brown
                                    The William Penn Building
                                    109 Chesley Drive
                                    Media, PA  19063

        13.   No Waiver. Failure of any party to this Agreement at any time or
              ---------
times hereafter to require strict performance by any other party of any of the provisions, terms, or conditions contained in this Agreement shall not waive, affect, or diminish any right of any party at any time or times thereafter to demand strict performance therewith, and with respect to any other provisions, terms, or conditions contained in this Agreement. Any waiver of such provision, term, or condition shall not waive or affect any other failure to perform a provision, term or condition of this Agreement, whether prior or subsequent thereto, and whether of the same or a different type. None of the provisions, terms, or conditions of this Agreement shall be deemed to have been waived by any act or knowledge of a party hereto except by an instrument in writing signed by that party and directed to the other party specifying such waiver.


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

        14.   Arbitration. To the extent permitted by applicable law, any
              -----------
controversy or dispute arising out of, or relating to this Agreement or any alleged breach hereof shall be settled by arbitration in the Borough of West Chester, Chester County, Pennsylvania, in accordance with the Rules of the American Arbitration Association then in existence, it being understood and agreed that the arbitration panel shall consist of three (3) individuals acceptable to the parties hereto. In the event that the parties cannot agree on three arbitrators within twenty (20) days following receipt by one party of a demand for arbitration from the other party, then Executive and the Company each shall designate one arbitrator and the two arbitrators so selected shall select the third arbitrator. The arbitration panel so selected shall convene a hearing no later than sixty (60) days following the selection of the panel. The arbitration award shall be final and binding upon the parties, and judgment may be entered thereon in the Pennsylvania Court of Common Pleas or in any other court of competent jurisdiction. Each party shall be responsible for his or its expenses and attorneys' fees incurred in connection with any arbitration; provided that the arbitrators shall have the authority to award expenses and legal fees to the prevailing party at their discretion. The arbitrators' fees shall be split equally by the parties.

        15.   Severability. The invalidity or unenforceability of any provision
              ------------
of this Agreement shall in no event affect the validity or enforceability of any other provision.

        16.   Binding Effect and Benefit. The provisions of this Agreement shall
              --------------------------
be binding upon, and shall inure to the benefit of, the Company and its successors and assigns, and Executive and his heirs, and legal representatives.

        17.   Entire Agreement. This Agreement constitutes the entire agreement
              ----------------
between the parties with respect to the subject matter hereof, and supersedes all prior agreements, contracts or understandings with respect thereto. This Agreement may be amended only by an instrument in writing executed by all parties hereto.


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        18.   No Assignment. This Agreement shall not be assignable by either
              -------------
party hereof, except by the Company to any affiliate, subsidiary or successor.

        19.   Captions. The captions of the several Sections and Paragraphs of
              --------
this Agreement are inserted for convenience of reference only. They constitute no part of this Agreement and are not to be considered in the construction hereof.

        20.   Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, each of which will be deemed one and the same instrument which may be sufficiently evidenced by any one counterpart.


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        21.   Applicable Law. Except to the extent preempted by federal law, the
              --------------
provisions of this Agreement are to be construed, administered and enforced in accordance with the domestic, internal law of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

        22.   Return of Materials. In the event of termination of employment,
              -------------------
for any reason, all information, files and materials of the Company which are in the possession of the Executive shall be returned to the Company.

        23.   Gender. The words "he", "his" or "him" when used herein with
              ------
reference to the Executive shall refer to the Executive irrespective of the gender of the Executive.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         TOTAL CONTAINMENT, INC.


                                         By: /s/ Pierre Desjardins

                                         Attest: /s/ Jeffrey Boehmer

                                                   [Corp. Seal]


                                         EXECUTIVE:


                                         /s/ John R. Wright, Jr.
-------------------------------          John R. Wright, Jr.
           WITNESS



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